United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 28, 2007	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT  06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Item 1.01 Entry into a Material Definitive Agreement

Effective March 28, 2007, IWT Tesoro Corporation entered into a three year agreement with Global Media Fund, Inc. (GMF), whereby GMF will produce and distribute $5.0 million worth of nationally syndicated newspaper features, nationally syndicated radio features and other media on behalf of the Company, using the industry standard advertising rates currently utilized by GMF. Tesoro will have the option to choose at its discretion the balance ($5,000,000) of certain print, ratio and other media features. In consideration for these services and products, Tesoro issued GMF $2.0 million of its common stock. GMF received 1.0 million IWT Tesoro shares (875,000 restricted and 125,000 unrestricted) at $2 per share based on the fair market price of the IWT’s stock on March 28, 2007.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit	Description
10.49	Global Media Fund, Inc. Proposal/Memorandum of Understanding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2007	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President